As filed with the Securities and Exchange Commission on January 12, 2012

Registration No. 333-162821

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COPANO ENERGY, L.L.C.*

COPANO ENERGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	51-0411678 20-3151590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2727 Allen Parkway, Suite 1200

Houston, Texas 77019

(713) 621-9547

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas L. Lawing

Executive Vice President, General Counsel and Secretary

2727 Allen Parkway, Suite 1200

Houston, Texas 77019

(713) 621-9547

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffery K. Malonson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) Proposed maximum offering price per unit (1) Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Units
Debt Securities (2)
Guarantees of Debt Securities (2)
Total

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may be offered from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the securities being registered hereunder. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	If a series of debt securities is guaranteed, such series will be guaranteed by all of Copano Energy, L.L.C.’s wholly owned subsidiaries other than “minor” subsidiaries (except Copano Energy Finance Corporation) as such term is interpreted in securities regulations governing financial reporting for guarantors. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.
*	Includes certain subsidiaries of Copano Energy, L.L.C. identified on the following pages that may guarantee the debt securities.

ADDITIONAL REGISTRANTS

The following are co-registrants that may guarantee the debt securities:

Cantera Gas Company LLC

(Exact name of registrant as specified in its charter)

Delaware	38-3432972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CHC LP Holdings, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1837842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Cimmarron Gathering, LP

(Exact name of registrant as specified in its charter)

Texas	20-2901110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CMW Energy Services, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	26-1146666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Energy/Mid-Continent, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-3009666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Energy/Rocky Mountains, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	26-1172414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Energy Services GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1862371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Energy Services (Texas) GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1862441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Energy Services/Texas Gulf Coast, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0650321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Energy Services/Upper Gulf Coast, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0528374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1862487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/Agua Dulce, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0500639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/Central Gulf Coast, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0647522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/Central Gulf Coast GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1863263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/Copano Bay, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0503487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/Karnes, L.P.

(Exact name of registrant as specified in its charter)

Texas	20-0959499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/Live Oak, L.P.

(Exact name of registrant as specified in its charter)

Texas	42-1532273
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/South Texas, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0503485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/Upper Gulf Coast, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0528373
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/North Texas, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	26-1586828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Services/Rocky Mountains, LLC

(Exact name of registrant as specified in its charter)

Delaware	26-2503299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Field Facilities/Rocky Mountains, LLC

(Exact name of registrant as specified in its charter)

Delaware	26-4771131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano General Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0411719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Houston Central, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	51-0409466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Natural Gas/Rocky Mountains, LLC

(Exact name of registrant as specified in its charter)

Delaware	11-3693993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano NGL Services, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0647525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano NGL Services GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1863192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano NGL Services (Markham), L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	27-0904927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1862978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines Group, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	51-0411715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines (Texas) GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1863012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines/Hebbronville, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0665939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines/Rocky Mountains, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-0659235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines/South Texas, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0576084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines/Texas Gulf Coast, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0650304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines/Upper Gulf Coast, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0528375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Pipelines/North Texas, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	27-1125058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Double Eagle LLC

(Exact name of registrant as specified in its charter)

Delaware	26-4316438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Processing, L.P.

(Exact name of registrant as specified in its charter)

Texas	76-0647499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Processing GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1863221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Processing/Louisiana, LLC

(Exact name of registrant as specified in its charter)

Oklahoma	73-1493880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Risk Management, L.P.

(Exact name of registrant as specified in its charter)

Texas	20-3183275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano/Red River Gathering GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-8921790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano/Red River Gathering LP Holdings, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-8921744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano/Webb-Duval Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-1686633
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano/Webb-Duval Pipeline GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1686528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CPG LP Holdings, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1863129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CPNO Services, L.P.

(Exact name of registrant as specified in its charter)

Texas	20-2071486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CPNO Services GP, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-2071403
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CPNO Services LP Holdings, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-2071326
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CWDPL LP Holdings, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	20-1863161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Greenwood Gathering, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	26-1146730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Estes Cove Facilities, L.L.C.

(Exact name of registrant as specified in its charter)

Texas	76-0593059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nueces Gathering, L.L.C.

(Exact name of registrant as specified in its charter)

Texas	81-0560211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

ScissorTail Energy, LLC

(Exact name of registrant as specified in its charter)

Delaware	74-2964091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

ACP Texas, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	26-2565296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Alamo Creek Properties, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	26-1586906
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

River View Pipelines, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	26-1586872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Eagle Ford LLC

(Exact name of registrant as specified in its charter)

Delaware	27-1314541
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Copano Liberty, LLC

(Exact name of registrant as specified in its charter)

Delaware	26-3154210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Harrah Midstream LLC

(Exact name of registrant as specified in its charter)

Delaware	45-0833350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

PART I

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-162821) (the “Registration Statement”) of Copano Energy, L.L.C. (“Copano”), Copano Energy Finance Corporation (“Copano Finance”) and Copano’s subsidiary guarantors is being filed to (i) add Harrah Midstream LLC, a wholly owned subsidiary of Copano (the “Subsidiary Guarantor”), listed on the previous page under the caption “Additional Registrants” as a co-registrant to the Registration Statement to allow such Subsidiary Guarantor to guarantee the debt securities covered by the Registration Statement, (ii) add such guarantee of debt securities to the Registration Statement, (iii) update the information in Part II with respect to the addition of the Subsidiary Guarantor and (iv) file or incorporate by reference additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission (“SEC”).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Listing fees		***
Transfer and disbursement agent fees		**
Printing costs		**
Miscellaneous expenses		**

Total	$	*	*

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), and are not estimable at this time.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Copano Energy, L.L.C.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Under our limited liability company agreement and subject to specified limitations, we will indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events any director or officer, or while serving as a director or officer, any person who is or was serving as a tax matters member or as a director, officer, tax matters member, employee, partner, manager, fiduciary or trustee of any or our affiliates. Additionally, we may indemnify from and against all losses, claims, damages or similar events any person who is or was an employee (other than an officer) or agent of our company to the extent permitted by law and authorized by our Board of Directors.

Any indemnification under our limited liability company agreement will only be out of our assets. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our limited liability company agreement.

Additionally, we have entered into indemnification agreements with each of our directors and officers and the officers of each of our wholly owned subsidiaries, including Copano Finance. The indemnification agreements provide each officer and director the maximum indemnification protection permitted under Delaware law with respect to actions taken in his or her capacity as a director or officer.

Any underwriting agreement entered into in connection with the sale of securities offered pursuant to this registration statement will provide for the indemnification of our officers and directors, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Copano Energy Finance Corporation

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), in which Copano Finance is incorporated, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Copano Finance’s Certificate of Incorporation provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Copano Finance pursuant to the foregoing provisions, Copano Finance has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description

*1.1	Form of Underwriting Agreement.

3.1	Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed July 30, 2004).

3.2	Certificate of Amendment to Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed July 30, 2004).

3.3	Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 21, 2010).

3.4	Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 22, 2010).

**4.1	Form of Senior Indenture.

*4.2	Form of Senior Debt Security.

**4.3	Form of Subordinated Indenture.

*4.4	Form of Subordinated Debt Security.

4.5	Indenture, dated May 16, 2008, among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed May 19, 2008).

4.6	Form of Global Note representing 7.75% Senior Notes due 2018 (incorporated by reference to the Rule 144A/Regulation S Appendix to Exhibit 4.5 hereto).

4.7	Fourth Supplemental Indenture, dated April 5, 2011, to the Indenture, dated February 7, 2006, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed April 5, 2011).

4.8	Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed April 5, 2011).

4.9	First Supplemental Indenture, dated April 5, 2011, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed April 5, 2011).

4.10	Form of 7.125% Senior Notes due 2021 (incorporated by reference to Exhibit A to Exhibit 4.11 hereto).

Exhibit Number	Description

**5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

5.2	Opinion of Vinson & Elkins L.L.P. relating to the legality of the guarantees covered by Post-Effective Amendment No. 2 to Form S-3.

**8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (included on the signature pages to this Registration Statement and Post-Effective Amendment No. 2).

**25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.

***25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.
**	Previously filed with this Registration Statement.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO ENERGY, L.L.C.

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	President and Chief Executive Officer

Each person whose signature appears below appoints R. Bruce Northcutt., Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President and Chief Executive Officer (Principal Executive Officer) and Director

* Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)

* James G. Crump	Director

* Ernie L. Danner	Director

* Scott A. Griffiths	Director

* Michael L. Johnson	Director

/S/ MICHAEL G. MACDOUGALL	Director
Michael G. MacDougall

Signature	Title

* T. William Porter	Director

* William L. Thacker	Director (Chairman of the Board of Directors)

*By: /s/ DOUGLAS L. LAWING
Douglas L. Lawing Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO ENERGY FINANCE CORPORATION

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President and Chief Executive Officer (Principal Executive Officer) and Director

* Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Director

*By: /s/ DOUGLAS L. LAWING Douglas L. Lawing Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO ENERGY SERVICES GP, L.L.C.

COPANO ENERGY SERVICES (TEXAS) GP, L.L.C.

COPANO FIELD SERVICES GP, L.L.C.

COPANO FIELD SERVICES/CENTRAL GULF COAST GP, L.L.C.

COPANO NGL SERVICES GP, L.L.C.

COPANO PIPELINES GP, L.L.C.

COPANO PIPELINES (TEXAS) GP, L.L.C.

COPANO PROCESSING GP, L.L.C.

COPANO NGL SERVICES (MARKHAM), L.L.C.

COPANO PIPELINES/NORTH TEXAS, L.L.C.

COPANO FIELD SERVICES/NORTH TEXAS, L.L.C.

ACP TEXAS, L.L.C.

ALAMO CREEK PROPERTIES, L.L.C.

RIVER VIEW PIPELINES, L.L.C.

CMW ENERGY SERVICES, L.L.C.

GREENWOOD GATHERING, L.L.C.

COPANO/WEBB-DUVAL PIPELINE GP, L.L.C.

COPANO LIBERTY, LLC

COPANO DOUBLE EAGLE LLC

COPANO PROCESSING/LOUISIANA, LLC

COPANO EAGLE FORD LLC

ESTES COVE FACILITIES, L.L.C.

NUECES GATHERING, L.L.C.

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager

* Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager

*By: /s/ DOUGLAS L. LAWING Douglas L. Lawing Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO PROCESSING, L.P.

By:	Copano Processing GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By: /s/ DOUGLAS L. LAWING Douglas L. Lawing Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO NGL SERVICES, L.P.

By:	Copano NGL Services GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By: /s/ DOUGLAS L. LAWING Douglas L. Lawing Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO HOUSTON CENTRAL, L.L.C.
CHC LP HOLDINGS, L.L.C.
COPANO PIPELINES GROUP, L.L.C.
COPANO/RED RIVER GATHERING LP HOLDINGS, L.L.C.
CPG LP HOLDINGS, L.L.C.
CWDPL LP HOLDINGS, L.L.C.
CPNO SERVICES LP HOLDINGS, L.L.C.

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President, Chief Executive Officer (Principal Executive Officer) and Manager

* Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)

* Thomas M. Strauss	Manager

*By:	/s/ DOUGLAS L. LAWING Douglas L. Lawing
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO GENERAL PARTNERS, INC.

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President and Chief Executive Officer (Principal Executive Officer) and Director

* Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Lari Paradee	Senior Vice President, Controller and Principal Accounting General Partner (Principal Accounting Officer)

*By:	/s/ DOUGLAS L. LAWING Douglas L. Lawing
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO FIELD SERVICES/AGUA DULCE, L.P.
COPANO FIELD SERVICES/COPANO BAY, L.P.
COPANO FIELD SERVICES/KARNES, L.P.
COPANO FIELD SERVICES/LIVE OAK, L.P.
COPANO FIELD SERVICES/SOUTH TEXAS, L.P.
COPANO FIELD SERVICES/UPPER GULF COAST, L.P.

By:	Copano Field Services GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By:	/s/ DOUGLAS L. LAWING Douglas L. Lawing
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO PIPELINES/HEBBRONVILLE, L.P.
COPANO PIPELINES/SOUTH TEXAS, L.P.
COPANO PIPELINES/UPPER GULF COAST, L.P.

By:	Copano Pipelines GP, L.L.C., its general partner
(the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By:	/s/ DOUGLAS L. LAWING Douglas L. Lawing
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO PIPELINES/TEXAS GULF COAST, L.P.

By:	Copano Pipelines (Texas) GP, L.L.C., its general partner
(the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By:	/s/ DOUGLAS L. LAWING Douglas L. Lawing
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P.

By:	Copano Field Services/Central Gulf Coast GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By:	/s/ DOUGLAS L. LAWING
Douglas L. Lawing
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO ENERGY SERVICES/UPPER GULF COAST, L.P.

By:	Copano Energy Services GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By:	/s/ DOUGLAS L. LAWING
Douglas L. Lawing
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO ENERGY SERVICES/TEXAS GULF COAST, L.P.

By:	Copano Energy Services (Texas) GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/S/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/S/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By: /s/ DOUGLAS L. LAWING Douglas L. Lawing Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO/WEBB-DUVAL PIPELINE, L.P.

By:	Copano/Webb-Duval Pipeline GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/S/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

*	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)
Carl A. Luna

* Lari Paradee	Senior Vice President and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING	Manager of the General Partner
Douglas L. Lawing

*By: /s/ DOUGLAS L. LAWING
Douglas L. Lawing
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

CPNO SERVICES GP, L.L.C.

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/S/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President, Chief Executive Officer (Principal Executive Officer) and Manager

* Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)

Douglas L. Lawing	Manager

*By: /s/ DOUGLAS L. LAWING
Douglas L. Lawing Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

CPNO SERVICES, L.P. COPANO RISK MANAGEMENT, L.P.

By:	CPNO Services GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	President, Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By: /s/ DOUGLAS L. LAWING Douglas L. Lawing Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

COPANO ENERGY/MID-CONTINENT, L.L.C.

SCISSORTAIL ENERGY, LLC

COPANO/RED RIVER GATHERING GP, L.L.C.

COPANO ENERGY/ROCKY MOUNTAINS, L.L.C.

COPANO PIPELINES/ROCKY MOUNTAINS, LLC

COPANO NATURAL GAS/ROCKY MOUNTAINS, LLC

COPANO FIELD SERVICES/ROCKY MOUNTAINS, LLC

COPANO FIELD FACILITIES/ROCKY MOUNTAINS, LLC

CANTERA GAS COMPANY LLC

HARRAH MIDSTREAM LLC

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Each person whose signature appears below appoints R. Bruce Northcutt., Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager

/s/ CARL A. LUNA Carl A. Luna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ LARI PARADEE Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2012.

CIMMARRON GATHERING, LP

By:	Copano/Red River Gathering GP, L.L.C., its general partner (the “General Partner”)

By:	/s/ R. BRUCE NORTHCUTT
Name:	R. Bruce Northcutt
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2012.

Signature	Title

/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt	Chief Executive Officer (Principal Executive Officer) and Manager of the General Partner

* Carl A. Luna	Senior Vice President and Chief Financial Officer of the General Partner (Principal Financial Officer)

* Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer of the General Partner (Principal Accounting Officer)

/s/ DOUGLAS L. LAWING Douglas L. Lawing	Manager of the General Partner

*By: /s/ DOUGLAS L. LAWING Douglas L. Lawing Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

*1.1	Form of Underwriting Agreement.

3.1	Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed July 30, 2004).

3.2	Certificate of Amendment to Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed July 30, 2004).

3.3	Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 21, 2010).

3.4	Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 22, 2010).

**4.1	Form of Senior Indenture.

*4.2	Form of Senior Debt Security.

**4.3	Form of Subordinated Indenture.

*4.4	Form of Subordinated Debt Security.

4.5	Indenture, dated May 16, 2008, among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed May 19, 2008).

4.6	Form of Global Note representing 7.75% Senior Notes due 2018 (incorporated by reference to the Rule 144A/Regulation S Appendix to Exhibit 4.5 hereto).

4.7	Fourth Supplemental Indenture, dated April 5, 2011, to the Indenture, dated February 7, 2006, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed April 5, 2011).

4.8	Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed April 5, 2011).

4.9	First Supplemental Indenture, dated April 5, 2011, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed April 5, 2011).

4.10	Form of 7.125% Senior Notes due 2021 (incorporated by reference to Exhibit A to Exhibit 4.11 hereto).

**5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

5.2	Opinion of Vinson & Elkins L.L.P. relating to the legality of the guarantees covered by Post-Effective Amendment No. 2 to Form S-3.

**8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (included on the signature pages to this Registration Statement and Post-Effective Amendment No. 2).

**25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.

***25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.

**	Previously filed with this Registration Statement.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.